Tompkins Financial Corporation 8-K

EXHIBIT 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, January 25, 2019

Tompkins Financial Corporation Reports Record Full Year and Fourth Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation reported record 2018 full year diluted earnings per share of $5.35, an increase of 56.0% compared to the $3.43 per share reported for the period ending December 31, 2017. For the fourth quarter of 2018, diluted earnings per share of $1.23 were up from the $0.16 per share reported in the same quarter last year.

As more fully disclosed in the Non-GAAP disclosure tables included in this press release, it is helpful to view comparisons to prior periods on an adjusted basis to exclude the impact of certain significant non-recurring items. Most notably, earnings per share and net income in the fourth quarter and year-to-date periods of 2017 were impacted by a one-time non-cash write-down of net deferred tax assets in the amount of $14.9 million as a result of the Tax Cuts and Jobs Act of 2017. On an adjusted basis, year-to-date diluted earnings per share for 2018 would have been $5.33, an increase of 20.6% over the adjusted diluted earnings per share of $4.42 reported for the year ending December 31, 2017. For the fourth quarter of 2018, adjusted diluted earnings per share of $1.23 reflected an increase of 7.0% over the $1.15 adjusted diluted earnings per share reported in same quarter last year. Refer to Non-GAAP Disclosure tables for additional details.

Due to changes in the Federal tax rates between periods, it is also helpful to view current period and prior period earnings performance on a pre-tax basis. Income before tax expense was $104.2 million for the year ended December 31, 2018, and $23.8 million in the fourth quarter of 2018, reflecting an increase of 9.4% and 13.5%, respectively, over the same periods in 2017.

President and CEO, Stephen S. Romaine said “We are pleased to once again report record earnings for both the full year and quarterly periods. The results are especially rewarding in today’s environment of uncertain economic conditions. During the quarter, our net interest margin remained relatively stable as growth in average noninterest bearing deposits helped soften the impact of rising market interest rates. Our diversified revenue sources have served us well in volatile markets, as fees from insurance, wealth management, and banking related services provide a revenue mix that is less dependent on interest rates. During 2018, each of these fee based business lines reflected growth over the prior year."

SELECTED HIGHLIGHTS FOR YEAR AND FOURTH QUARTER:

•	Return on equity was 13.93% for the year ended December 31, 2018, compared to 9.09% for the full year ended December 31, 2017.
•	Net interest income for the fourth quarter of 2018 increased over the third quarter of 2018, which represents the 15th consecutive quarterly increase in net interest income.
•	Net interest income for the full year was up 5.2% over 2017.
•	Total loans of $4.8 billion at December 31, 2018, were up 3.5% over December 31, 2017, while total deposits of $4.9 billion were up 1.1% from the prior year end.
•	Nonperforming assets remain near historically low levels and compare favorably to our industry peers, with nonperforming assets representing 0.42% of total assets at year-end 2018, compared to 0.38% at year-end 2017.

NET INTEREST INCOME

Net interest income of $53.2 million for the fourth quarter of 2018 was up 2.4% over the same period in 2017. For the full year, net interest income was $211.8 million, up $10.5 million, or 5.2% from the same period in 2017.

Growth in net interest income for the year ended December 31, 2018, was largely driven by $356.4 million of growth in average loans during the year, an increase of 8.1% over the prior period. Average deposits for the year ended December 31, 2018, increased $89.7 million, or 1.9% compared to the same period in 2017. Included in the growth of average deposits during 2018 was a $103.5 million increase in average noninterest bearing deposits, up 8.1% from the prior year average.

Net interest margin for 2018 was 3.37%, down slightly from the 3.41% reported for 2017. The decline in margin during the year was largely due to increases in market interest rates, which has resulted in funding costs rising at a faster pace than asset yields.

NONINTEREST INCOME

Noninterest income represented 26.8% of total revenues in 2018, compared to 25.6% in 2017. For the full year, noninterest income of $77.4 million was up $8.2 million, or 11.9%, when compared to 2017. Noninterest income was $19.9 million for the fourth quarter of 2018, and was up $2.5 million or 14.7% compared to the same period in 2017. Fee income business related to investment services, service charges on deposit accounts, and card services income all contributed to the increase over the fourth quarter of 2017. Declines in the stock market during the fourth quarter of 2018 resulted in lower investment services fees tied to assets under management, though the impact was offset by higher than normal fees associated with trust and estate activities.

Other income in the fourth quarter of 2018 included $2.5 million related to the collection of fees and nonaccrual interest for a credit that was charged off in 2010. Other income for the full year included a $2.9 million gain on the sale of two properties. The sale of these properties was related to the move of the Company’s headquarters in the second quarter of 2018.

NONINTEREST EXPENSE

Noninterest expense was $47.2 million for the fourth quarter of 2018, up $0.9 million, or 2.0%, over the fourth quarter of 2017. For the full year of 2018, noninterest expense was $181.1 million, up $10.0 million, or 5.8%, from the same period in 2017. Noninterest expense increases for both the full year and fourth quarter of 2018 included normal annual increases in salaries and wages. The higher noninterest expense in 2018 included lease write-downs of $2.0 million in the second quarter and $514,000 in the third quarter related to leases on recently vacated space. Results for the quarter and full year periods also include an increase of $1.5 million and $2.8 million, respectively, in professional fees, primarily related to investments in strengthening the Company’s compliance and information security infrastructure.

INCOME TAX EXPENSE

The Company's effective tax rate was 20.9% for the year ended December 31, 2018, compared to 44.8% for the same period in 2017. The decrease is a direct result of the $14.9 million non-cash write-down of net deferred tax assets recorded in the fourth quarter of 2017, which was caused by the decline in the Federal statutory tax rate from 35% in 2017, to 21% in 2018 as a result of the Tax Cuts and Jobs Act of 2017.

ASSET QUALITY

Asset quality trends remained strong in the fourth quarter of 2018. Nonperforming assets represented 0.42% of total assets at December 31, 2018, compared to 0.38% at December 31, 2017. Nonperforming asset levels continue to compare favorably to the most recent Federal Reserve Board Peer Group Average1 of 0.61%.

Provision for loan and lease losses was $2.1 million for the fourth quarter of 2018, compared to $2.0 million for the fourth quarter of 2017. Net charge-offs for the fourth quarter of 2018 were $6,000 compared to net charge-offs of $281,000 in the fourth quarter of 2017.

The Company’s allowance for originated loan and lease losses totaled $43.3 million at December 31, 2018, and represented 0.95% of total originated loans and leases at December 31, 2018. At December 31, 2017, the allowance was $39.7 million and represented 0.91% of total originated loans and leases. Contributing to the $2.1 million increase in the allowance over the level reported at September 30, 2018, was an impairment reserve related to a single credit that was downgraded during the fourth quarter of 2018. The total allowance represented 163.25% of total nonperforming loans and leases at December 31, 2018, compared to 172.84% at December 31, 2017.

CAPITAL POSITION

Capital ratios remain well above the regulatory well capitalized minimums. The ratio of tangible common equity to tangible assets was 7.81% at December 31, 2018, improved from the 7.49% reported at September 30, 2018, and the 7.24% reported at December 31, 2017.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

 "Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

The statements made herein shall not confer upon any person any rights or remedies of any nature, and shall not be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement, nor to alter any existing at-will employment relationship between the Company and its employees.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data) (Unaudited)	As of	As of
ASSETS	12/31/2018	12/31/2017

Cash and noninterest bearing balances due from banks	$78,524	$77,688
Interest bearing balances due from banks	1,865	6,615
Cash and Cash Equivalents	80,389	84,303

Available-for-sale securities, at fair value (amortized cost of $1,363,902 at December 31, 2018 and $1,408,996 at December 31, 2017)	1,332,658	1,391,862
Held-to-maturity securities, at amortized cost (fair value of $139,377 at December 31, 2018 and $140,315 at December 31, 2017)	140,579	139,216
Equity securities, at fair value (amortized cost $1,000 at December 31, 2018 and $1,000 at December 31, 2017)	887	913
Originated loans and leases, net of unearned income and deferred costs and fees (2)	4,568,741	4,358,543
Acquired loans (3)	265,198	310,577
Less: Allowance for loan and lease losses	43,410	39,771
Net Loans and Leases	4,790,529	4,629,349

Federal Home Loan Bank and other stock	52,262	50,498
Bank premises and equipment, net	97,202	86,995
Corporate owned life insurance	81,928	80,106
Goodwill	92,283	92,291
Other intangible assets, net	7,628	9,263
Accrued interest and other assets	82,091	83,494
Total Assets	$6,758,436	$6,648,290
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	2,853,190	2,651,632
Time	637,295	748,250
Noninterest bearing	1,398,474	1,437,925
Total Deposits	4,888,959	4,837,807

Federal funds purchased and securities sold under agreements to repurchase	81,842	75,177
Other borrowings	1,076,075	1,071,742
Trust preferred debentures	16,863	16,691
Other liabilities	73,826	70,671
Total Liabilities	$6,137,565	$6,072,088
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 15,363,255 at December 31, 2018; and 15,316,492 at December 31, 2017	1,535	1,530
Additional paid-in capital	366,595	364,031
Retained earnings	319,396	265,007
Accumulated other comprehensive loss	(63,165)	(51,296)
Treasury stock, at cost – 137,195 shares at December 31,2018, and 135,773 shares at December 31, 2017	(4,902)	(4,492)
Total Tompkins Financial Corporation Shareholders’ Equity	619,459	574,780

Noncontrolling interests	1,412	1,422
Total Equity	$620,871	$576,202
Total Liabilities and Equity	$6,758,436	$6,648,290

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except per share data) (Unaudited)	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
INTEREST AND DIVIDEND INCOME
Loans	$55,951	$50,153	$214,370	$191,410
Due from banks	9	22	31	37
Available-for-sale securities	7,556	7,337	30,377	29,721
Held-to-maturity securities	865	862	3,437	3,475
Federal Home Loan Bank and other stock	944	655	3,377	2,121
Total Interest and Dividend Income	65,325	59,029	251,592	226,764
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	624	516	1,712	1,880
Other deposits	5,184	2,745	14,883	10,253
Federal funds purchased and securities sold under agreements to repurchase	37	40	152	235
Trust preferred debentures	323	270	1,227	1,158
Other borrowings	5,921	3,489	21,818	11,934
Total Interest Expense	12,089	7,060	39,792	25,460
Net Interest Income	53,236	51,969	211,800	201,304
Less: Provision for loan and lease losses	2,058	2,014	3,942	4,161
Net Interest Income After Provision for Loan and Lease Losses	51,178	49,955	207,858	197,143
NONINTEREST INCOME
Insurance commissions and fees	6,685	6,886	29,369	28,778
Investment services income	4,923	4,121	17,288	15,665
Service charges on deposit accounts	2,135	2,100	8,435	8,437
Card services income	2,484	2,225	9,693	9,100
Other income	4,387	1,964	13,130	7,631
(Loss) gain on securities transactions	(756)	16	(466)	(407)
Total Noninterest Income	19,858	17,312	77,449	69,204
NONINTEREST EXPENSE
Salaries and wages	21,221	20,722	85,625	81,590
Other employee benefits	6,231	5,675	22,090	21,870
Net occupancy expense of premises	3,436	3,249	13,309	13,214
Furniture and fixture expense	1,890	2,209	7,351	7,028
FDIC insurance	535	752	2,618	2,527
Amortization of intangible assets	437	473	1,771	1,932
Other operating expense	13,478	13,206	48,303	42,944
Total Noninterest Expenses	47,228	46,286	181,067	171,105
Income Before Income Tax Expense	23,808	20,981	104,240	95,242
Income Tax Expense	4,866	18,493	21,805	42,620
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	18,942	2,488	82,435	52,622
Less: Net Income Attributable to Noncontrolling Interests	31	31	127	128
Net Income Attributable to Tompkins Financial Corporation	$18,911	$2,457	$82,308	$52,494
Basic Earnings Per Share	$1.24	$0.16	$5.39	$3.46
Diluted Earnings Per Share	$1.23	$0.16	$5.35	$3.43

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			YTD Period Ended			YTD Period Ended
	December 31, 2018			December 31, 2018			December 31, 2017
	Average			Average			Average
	Balance		Average	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/ Rate	(YTD)	Interest	Yield/ Rate	(YTD)	Interest	Yield/ Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$2,193	$9	1.63%	$2,139	$31	1.45%	$4,599	$37	0.80%
Securities (4)
U.S. Government securities	1,404,813	7,883	2.23%	1,429,875	31,645	2.21%	1,471,717	31,006	2.11%
State and municipal (5)	95,809	622	2.58%	97,116	2,520	2.59%	100,595	3,393	3.37%
Other securities (5)	3,414	40	4.65%	3,491	153	4.38%	3,597	129	3.59%
Total securities	1,504,036	8,545	2.25%	1,530,482	34,318	2.24%	1,575,909	34,528	2.19%
FHLBNY and FRB stock	48,888	944	7.66%	51,815	3,377	6.52%	42,465	2,121	4.99%

Total loans and leases, net of unearned income (5)(6)	4,808,996	56,253	4.64%	4,757,583	215,648	4.53%	4,401,205	194,433	4.42%
Total interest-earning assets	6,364,113	65,751	4.10%	6,342,019	253,374	4.00%	6,024,178	231,119	3.84%

Other assets	346,831			350,659			365,326

Total assets	$6,710,944			$6,692,678			$6,389,504

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings & money market	$2,872,090	3,728	0.51%	$2,822,747	9,847	0.35%	$2,674,204	5,141	0.19%
Time deposits	643,720	2,080	1.28%	664,788	6,748	1.02%	827,181	6,992	0.85%
Total interest-bearing deposits	3,515,810	5,808	0.66%	3,487,535	16,595	0.48%	3,501,385	12,133	0.35%

Federal funds purchased & securities sold under
agreements to repurchase	65,004	37	0.23%	63,472	152	0.24%	64,888	235	0.36%
Other borrowings	1,008,887	5,921	2.33%	1,086,847	21,818	2.01%	882,235	11,934	1.35%
Trust preferred debentures	16,835	323	7.61%	16,771	1,227	7.32%	18,338	1,158	6.31%
Total interest-bearing liabilities	4,606,536	12,089	1.04%	4,654,625	39,792	0.85%	4,466,846	25,460	0.57%

Non-interest bearing deposits	1,431,009			1,382,550			1,279,027
Accrued expenses and other liabilities	67,161			64,559			66,185
Total liabilities	6,104,706			6,101,734			5,812,058

Tompkins Financial Corporation Shareholders’ equity	604,740			589,475			575,958
Noncontrolling interest	1,498			1,469			1,488
Total equity	606,238			590,944			577,446

Total liabilities and equity	$6,710,944			$6,692,678			$6,389,504
Interest rate spread			3.06%			3.14%			3.27%
Net interest income/margin on earning assets		53,662	3.34%		213,582	3.37%		205,659	3.41%

Tax equivalent adjustments		(426)			(1,782)			(4,355)

Net interest income per consolidated financial statements		$53,236			$211,800			$201,304

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Dec-18	Sep-18	Jun-18	Mar-18	Dec-17	Dec-18
Securities	$1,474,124	$1,452,788	$1,483,991	$1,510,795	$1,531,991	$1,474,124
Originated loans and leases, net of unearned income and deferred costs and fees (2)	4,568,741	4,531,241	4,507,006	4,408,081	4,358,543	4,568,741
Acquired loans and leases (3)	265,198	271,468	284,187	296,765	310,577	265,198
Allowance for loan and lease losses	43,410	41,358	41,225	40,211	39,771	43,410
Total assets	6,758,436	6,746,960	6,745,800	6,648,128	6,648,290	6,758,436
Total deposits	4,888,959	5,025,082	4,792,229	4,929,903	4,837,807	4,888,959
Federal funds purchased and securities sold under agreements to repurchase	81,842	52,875	52,042	69,131	75,177	81,842
Other borrowings	1,076,075	988,515	1,229,956	995,074	1,071,742	1,076,075
Trust preferred debentures	16,863	16,820	16,777	16,734	16,691	16,863
Total common equity	619,459	597,636	589,173	577,967	574,780	619,459
Total equity	620,871	599,144	590,649	579,411	576,202	620,871

Average Balance Sheet
Average earning assets	$6,364,113	$6,356,781	$6,348,562	$6,297,727	$6,159,396	$6,342,019
Average assets	6,710,944	6,716,452	6,689,649	6,652,763	6,552,414	6,692,678
Average interest-bearing liabilities	4,606,536	4,644,533	4,709,122	4,658,998	4,500,649	4,654,625
Average equity	606,238	597,211	584,951	574,963	593,956	590,944

Share data
Weighted average shares outstanding (basic)	15,057,673	15,047,405	15,038,061	15,013,478	14,988,542	15,039,229
Weighted average shares outstanding (diluted)	15,135,750	15,144,491	15,135,970	15,112,518	15,103,906	15,132,257
Period-end shares outstanding	15,312,377	15,277,915	15,278,430	15,285,335	15,265,614	15,312,377
Common equity book value per share	$40.45	$39.12	$38.56	$37.81	$37.65	$40.45
Tangible book value per share (Non-GAAP)	$33.98	$32.60	$32.02	$31.24	$31.04	$33.98

Income Statement
Net interest income	$53,236	$53,163	$52,714	$52,687	$51,969	$211,800
Provision for loan/lease losses	2,058	272	1,045	567	2,014	3,942
Noninterest income	19,858	18,603	21,158	17,830	17,312	77,449
Noninterest expense	47,228	45,133	44,985	43,721	46,286	181,067
Income tax expense	4,866	5,427	5,751	5,761	18,493	21,805
Net income attributable to Tompkins Financial Corporation	18,911	20,902	22,059	20,436	2,457	82,308
Noncontrolling interests	31	32	32	32	31	127
Basic earnings per share (8)	$1.24	$1.37	$1.44	$1.34	$0.16	$5.39
Diluted earnings per share (8)	$1.23	$1.36	$1.43	$1.33	$0.16	$5.35

Nonperforming Assets
Originated nonaccrual loans and leases	$19,340	$17,518	$19,082	$18,429	$16,253	$19,340
Acquired nonaccrual loans and leases	2,856	2,659	2,673	3,352	3,264	2,856
Originated loans and leases 90 days past due and accruing	0	0	0	0	44	0
Troubled debt restructurings not included above	4,395	4,295	4,324	3,455	3,449	4,395
Total nonperforming loans and leases	26,591	24,472	26,079	25,236	23,010	26,591
OREO	1,595	1,870	2,233	2,047	2,047	1,595
Total nonperforming assets	$28,186	$26,342	$28,312	$27,283	$25,057	$28,186

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Originated loan and lease portfolio	Dec-18	Sep-18	Jun-18	Mar-18	Dec-17	Dec-18
Loans and leases 30-89 days past due and
accruing (2)	$7,796	$6,454	$5,875	$6,513	$6,791	$7,796
Loans and leases 90 days past due and accruing (2)	0	0	0	0	44	0
Total originated loans and leases past due and accruing (2)	7,796	6,454	5,875	6,513	6,835	7,796

Delinquency - Acquired loan and lease portfolio
Loans 30-89 days past due and accruing (3)(7)	$67	$1,109	$1,108	$823	$1,256	$67
Loans 90 days or more past due	1,316	1,420	1,110	1,077	1,146	1,316
Total acquired loans and leases past due and accruing	1,383	2,529	2,218	1,900	2,402	1,383
Total loans and leases past due and accruing	$9,179	$8,983	$8,093	$8,413	$9,237	$9,179

Allowance for Loan Losses - Originated loan and lease portfolio
Balance at beginning of period	$41,289	$41,111	$40,107	$39,686	$37,903	$39,686
Provision for loan and lease losses	2,046	208	1,035	608	1,849	3,897
Net loan and lease (recoveries) charge-offs	14	30	31	187	66	262

Allowance for loan and lease losses (originated loan portfolio) - balance at end of period	$43,321	$41,289	$41,111	$40,107	$39,686	$43,321

Allowance for Loan Losses - Acquired loan and lease portfolio
Balance at beginning of period	$69	$114	$104	$85	$135	$85
Provision (credit) for loan and lease losses	12	64	10	(41)	165	45
Net loan and lease (recoveries) charge-offs Allowance for loan and lease losses (acquired	(8)	109	0	(60)	215	41

loan portfolio) - balance at end of period	89	69	114	104	85	89

Total allowance for loan and lease losses	$43,410	$41,358	$41,225	$40,211	$39,771	$43,410

Loan Classification - Originated Portfolio
Special Mention	$28,074	$34,245	$44,068	$34,546	$44,334	$28,074
Substandard	43,963	49,597	41,572	35,746	20,584	43,963
Loan Classification - Acquired Portfolio
Special Mention	452	465	469	476	525	452
Substandard	2,914	3,041	3,180	3,468	5,355	2,914
Loan Classifications - Total Portfolio
Special Mention	28,526	34,710	44,537	35,022	46,599	28,526
Substandard	46,877	52,638	44,752	39,214	25,939	46,877

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases (7)	0.55%	0.51%	0.54%	0.54%	0.49%	0.55%
Nonperforming assets/total assets	0.42%	0.39%	0.42%	0.41%	0.38%	0.42%
Allowance for originated loan and lease losses/total originated loans and leases	0.95%	0.91%	0.91%	0.91%	0.91%	0.95%
Allowance/nonperforming loans and leases	163.25%	169.00%	158.11%	159.34%	172.84%	163.25%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.00%	0.01%	0.00%	0.01%	0.02%	0.01%

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

						Year-Ended
Capital Adequacy (period-end)	Dec-18	Sep-18	Jun-18	Mar-18	Dec-17	Dec-18
Tangible common equity/tangible assets	7.81%	7.49%	7.36%	7.29%	7.24%	7.81%

Profitability
Return on average assets *	1.12%	1.23%	1.32%	1.25%	0.15%	1.23%
Return on average equity *	12.38%	13.89%	15.13%	14.41%	1.64%	13.93%
Net interest margin (TE) *	3.34%	3.35%	3.36%	3.42%	3.42%	3.37%
* Quarterly ratios have been annualized

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. See "Tompkins Financial Corporation - Summary Financial Data (Unaudited)" tables for Non-GAAP related calculations.

Non-GAAP Disclosure - Adjusted Diluted Earnings Per Share
	Quarter-Ended					Year-Ended
	Dec-18	Sep-18	Jun-18	Mar-18	Dec-17	Dec-18
Net income available to common shareholders	$18,911	$20,902	$22,059	$20,436	$2,457	$82,308
Income attributable to unvested stock-based compensation awards	291	318	359	347	26	1,315
Net earnings allocated to common shareholders	18,620	20,584	21,700	20,089	2,431	80,993
Remeasurement of net deferred taxes	0	0	0	0	14,944	0
Gain on sale of real estate, net of tax	0	0	2,227	0	0	2,227
Write-down of impaired leases, net of tax	0	(388)	(1,527)	0	0	(1,915)
Net income (Non-GAAP)	18,620	20,972	21,000	20,089	17,375	80,681
Weighted average shares outstanding (diluted)	15,135,750	15,144,491	15,135,970	15,112,518	15,103,906	15,132,257
Adjusted diluted earnings per share (Non-GAAP)	$1.23	$1.38	$1.39	$1.33	$1.15	$5.33

Non-GAAP Disclosure - Tangible Book Value Per Share
Total common equity	$619,459	$597,636	$589,173	$577,967	$574,780	$619,459
Less: Goodwill and intangibles (9)	99,106	99,543	99,983	100,436	100,887	99,106
Tangible common equity	520,353	498,093	489,190	477,531	473,893	520,353
Ending shares outstanding	15,312,377	15,277,915	15,278,430	15,285,335	15,265,614	15,312,377
Tangible book value per share (Non-GAAP)	$33.98	$32.60	$32.02	$31.24	$31.04	$33.98

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Disclosure - Year to date adjusted diluted earnings per share
	Dec-18	Dec-17
Net income available to common shareholders	$82,308	$52,494
Income attributable to unvested stock-based compensation awards	1,315	818
Net earnings allocated to common shareholders	80,993	51,676
Remeasurement of net deferred taxes	0	14,944
Gain on sale of real estate, net of tax	2,227	0
Write-down of impaired leases, net of tax	(1,915)	0
Net income (Non-GAAP)	80,681	66,620
Weighted average shares outstanding (diluted)	15,132,257	15,073,255
Adjusted diluted earnings per share (Non-GAAP)	$5.33	$4.42

(1) Federal Reserve peer ratio as of September 30, 2018, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.

(2) "Originated" equals loans and leases not included by definition in "acquired loans".

(3) "Acquired Loans and Leases" equals loans and leases acquired at fair value, accounted for in accordance with FASB ASC Topic 805.

(4) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(5) Interest income includes the tax effects of taxable-equivalent basis.

(6) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2017.

(7) Certain acquired loans and leases that are past due are not on nonaccrual and are not included in nonperforming loans. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows.

(8)Earnings per share year-to-date may not equal the sum of the quarterly earnings per share as a result of rounding of average shares

(9) "Goodwill and intangibles" equal Total Intangible Assets less Mortgage Servicing Rights in the above tables.